Exhibit 10.2C

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2 (“Amendment No. 2”) amends that certain License Agreement effective March 28, 2002, entered into by and between Maxygen, Inc. (“MUS”) and Codexis, Inc. (“Codexis”), as amended by Amendment No. 1 to License Agreement effective September 13, 2002 (as amended, the “Agreement”), and shall be effective as of October 1, 2002. MUS and Codexis hereby amend the Agreement as follows:

1. Section 1.44 of the Agreement shall be amended to provide in its entirety, as follows:

1.44 “Separation Event” shall mean the earlier of (i) four (4) years after the Amendment Date, and (ii) the date upon which a Change of Control of Codexis occurs.

2. Article 1 is amended by the addition of the following new definition:

1.59 “Change of Control of Codexis” means (i) a dissolution or liquidation of Codexis; (ii) a sale of all or substantially all the assets of Codexis, (iii) any consolidation or merger of Codexis with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of Codexis immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger or reorganization, excluding any consolidation, merger or reorganization effected exclusively to change the domicile of Codexis, or (iv) acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (other than MUS, CMEA Ventures Life Sciences 2000, L.P., Chevron Technology Ventures, LLC, Pequot Private Equity Fund III, L.P. and their respective Affiliates (collectively, the “Current Stockholders”, or any group including any Current Stockholder that does not include, within the reasonable discretion of Maxygen, a competitor of Codexis) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company such that after the acquisition the person, entity or group owns securities of Codexis representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

3. Subsections 2.1.1(b)(i) and (ii) and 2.1.1(e)(i) and (ii) are amended to add the words “in the Codexis Field” as the last words of each such clause.

4. As soon as practicable after the date hereof, an Amended and Restated License Agreement will be prepared reflecting the amendments to the Agreement contained in this Amendment No. 2 and the September 13, 2002 amendment to the Agreement, without the need for any additional approval by the Board of Directors of Codexis or any member thereof.

IN WITNESS WHEREOF, MUS and Codexis have executed this Amendment No. 2 to License Agreement as of the first above written.

MAXYGEN, INC.		CODEXIS, INC.

By:	/s/ Russell J. Howard	By:	/s/ Alan Shaw
Name:	Russell J. Howard	Name:	Alan Shaw
Title:	Chief Executive Officer	Title:	President

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